UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 30, 2009

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (212) 381-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

     (17 CFR 240.13e-4(c))

Item 5.03 Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year.

On April 30, 2009, the Board of Directors of Phillips-Van Heusen Corporation (the “Company”) amended the Company’s By-Laws as follows:

Newly Created Directorships.  The By-Laws were amended to provide that a director elected to fill a newly created directorship shall be elected for a term expiring at the Company’s next annual meeting of stockholders.  The By-Laws previously provided that a director elected to fill a newly created directorship shall be elected to such class of directors as a majority of the directors then in office shall determine and shall hold office for the unexpired term of such class.  The prior provision is no longer applicable as the Company no longer has multiple classes of directors.

Members of the Executive Committee.  The By-Laws were amended to require that the Executive Committee of the Board of Directors include the Chairman of the Board and, if the Chairman is not an executive, the Chief Executive Officer.  The By-Laws previously required that the Executive Committee include the Chairman of the Board, the Chief Executive Officer and, if the Chairman is not an executive, the President.

Approval of Salaries.  The By-Laws were amended to clarify that the Board of Directors shall approve the salary of the Company’s Chief Executive Officer or other person serving as the Company’s principal executive officer and all of the Company’s “officers” as defined in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934.  The By-Laws previously provided that the Board shall approve the salary of each officer of the Company and each director of the Company who is an officer of a division of the Company.

The Company’s By-Laws, as amended, are attached as Exhibit 3.1 to this Report and are incorporated herein by reference.

Item 9.01  Financial Statements And Exhibits.

 (d)

Exhibits:

Exhibit           Description

3.1

By-Laws of Phillips-Van Heusen Corporation, as amended through April 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION
By:	/s/ Mark D. Fischer
Mark D. Fischer, Senior Vice President

Date: May 5, 2009

Exhibit Index

Exhibit

Description

3.1

By-Laws of Phillips-Van Heusen Corporation, as amended through April 30, 2009